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                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights" and "Auditors" and to the incorporation by reference of our report dated October 21, 1996, in this Registration Statement
(Form N-1A No. 2-78626) of PaineWebber Growth & Income Fund
(a series of PaineWebber America Fund).


                                          ERNST & YOUNG LLP


New York, New York
November 19, 1996